EXHIBIT 4.2

[CERTIFICATE OF STOCK ART APPEARS HERE]

[LOGO OF CATALYST HEALTH SOLUTIONS, INC. APPEARS HERE]

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

THIS CERTIFIES THAT

is the registered holder of                      shares of the common stock of the above named corporation, fully paid and non-assessable, transferrable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this day	of A.D. 20

/s/ Hai V. Tran	[CORPORATE SEAL OF	/s/ Richard A. Bates
Treasurer	CATALYST HEALTH SOLUTIONS, INC.	President
APPEARS HERE]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -		Custodian
				(Cust)		(Minor)

TEN ENT	-	as tenants by the entireties	under Uniform Gifts to Minors

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto                      Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

DATED                                 , 20

In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OF ANY CHANGE WHATEVER.